                                                                    Exhibit 10.8

                              INSURANCE AGREEMENT


          THIS INSURANCE AGREEMENT (this "Insurance Agreement"), is made as of June 28, 2001 by and among TFC WAREHOUSE CORPORATION I, a Delaware corporation (the "Borrower"), THE FINANCE COMPANY, a Virginia corporation ("TFC" and together with the Borrower, the "TFC Parties"), and ROYAL INDEMNITY COMPANY, a Delaware capital stock insurance company (the "Insurer").

          WHEREAS, the Warehouse and Security Agreement by and among the Borrower, TFC, as the Initial Purchaser and Servicer, Wells Fargo Bank Minnesota, National Association, as Collateral Agent and Westside Funding Corporation ("Lender"), dated as of June 28, 2001 (as amended, supplemented or as otherwise modified with the written consent of the Insurer, the "WSA"), provides for, among other things, the Lender to advance funds to the Borrower on a revolving basis, and in connection therewith the Insurer is issuing as of the date hereof its credit risk insurance policy (the "Policy") that will provide credit enhancement for the benefit of the Lender;

          WHEREAS, the Insurer shall be paid insurance premiums with respect to the Policy, and the details of such premiums are set forth herein; and

          WHEREAS, each TFC Party has undertaken certain obligations in consideration for the Insurer's issuance of the Policy.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          The terms defined in this Article I or otherwise defined herein shall have the meanings provided herein for all purposes of this Insurance Agreement. Unless the context clearly requires otherwise, all capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the WSA. All words used herein shall be construed to be of such gender or number as the circumstances require. This "Insurance Agreement" shall mean this Insurance Agreement as a whole and as the same may, from time to time hereafter, be amended, supplemented or modified. The words "herein," "hereby," "hereof," "hereto," "hereinabove" and "hereinbelow," and words of similar import, refer to this Insurance Agreement as a whole and not to any particular paragraph, clause or other subdivision hereof, unless otherwise specifically noted.

          "Date of Issuance" means the date on which the Policy is issued as specified therein.

          "Event of Default" means any event of default specified in Section
5.01.

          "Insured Payments" has the meaning set forth in Section 3.03(a).

          "Late Payment Rate" means, for any date of determination, the prime rate of interest as it is publicly announced by Citibank, N.A. at its principal office in New York, New York (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 3%. The Late Payment Rate shall be computed on the basis of a year of 365 days, calculating the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

          "Liabilities" shall have the meaning ascribed to such term in Section 3.04(a) hereof.

          "Loan Documents" includes all of the agreements and documents listed in the definition of Loan Documents as set forth in the WSA including this Insurance Agreement and the Policy.

          "Losses" means (a) any actual out-of-pocket loss paid by the Insurer or its respective parents, subsidiaries and affiliates or any shareholder, director, officer, employee, agent or any "controlling person" (as such term is used in the Securities Act) of any of the foregoing, and (b) any actual out-of-pocket costs and expenses paid by any party identified above in (a), including reasonable fees and expenses of its counsel, to the extent not paid, satisfied or reimbursed from funds provided by any other Person (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person).

          "Material Adverse Effect" means a material adverse effect on the business, financial condition, results of operations or prospects of any TFC Party, or on the performance, default rates, collections or other material aspects of the Contracts.

          "Person" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, limited liability company, partnership or other organization or entity (whether governmental or private).

          "Policy Termination Date" has the meaning set forth in Section 4.01.

          "Premium" means the premium payable in accordance with the Policy and
Section 3.02 hereof.

          "Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

          "Term of the Insurance Agreement" shall be determined as provided in
Section 4.01 hereof.

          "Transaction" means the transactions contemplated by the Loan
Documents.

                                  ARTICLE II

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

          Section 2.01. Representation and Warranties of the TFC Parties. Each
                        ------------------------------------------------
TFC Party represents and warrants as of the Date of Issuance as follows:

                        (a)   Representations in Loan Documents. Each
                              ---------------------------------
representation and warranty made by such TFC Party in each Loan Document is true and correct as of the Date of Issuance, including, without limitation, the statements in the Policy (including the Declarations and the attachments thereto), which statements are hereby acknowledged to be the agreements and representations of the Borrower.

                        (b)   Accuracy of Information. All information relating
                              -----------------------
to the financial condition of such TFC Party furnished to the Lender or the Insurer (the "Information"), was true and correct and was not misleading in any material adverse respect when furnished. Since the furnishing of the Information, there has been no change or any development or event involving a prospective change known to such TFC Party that would render any of the Information untrue or misleading in any material respect. Such TFC Party has no knowledge of circumstances that could reasonably be expected to have a Material Adverse Effect.

                        (c)   Absence of Event of Default. No Event of Default,
                              ---------------------------
or event which with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred as of the date hereof.

          Section 2.02. Covenants of TFC and the Borrower. Each TFC Party hereby
                        ---------------------------------
agree that during the Term of the Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

                        (a)   Compliance With Agreements and Applicable Laws.
                              ----------------------------------------------
Each TFC Party shall comply with their respective covenants and obligations under the Loan Documents, and with all material requirements of any law, rule or regulation applicable to it.

                        (b)   Closing Documents. The TFC Parties shall provide
                              -----------------
or cause to be provided to each of the Insurer and its counsel three bound volumes of the original executed Loan Documents within 60 days after the Date of Issuance. Upon the request of the Insurer, the TFC Parties shall provide or cause to be provided to the Insurer a copy of each of the Loan Documents on computer diskette, in a format reasonably acceptable to the Insurer.

                        (c)   No Impairment of Rights. Neither TFC Party shall
                              -----------------------
take any action, or fail to take any action, if such action or failure to take action may result in a Material Adverse Effect, or may interfere with the enforcement of any rights of the Insurer under or with respect to any Loan Document.

                        (d)   Contract Extensions, Modifications and Amendments.
                              -------------------------------------------------
No TFC Party may grant payoff extensions on, or otherwise modify or amend any Contract in any manner that adversely affects the Insurer unless the Insurer shall have previously given its written consent; provided, however, that no such consent shall be required for any such action taken by the Servicer in accordance with the terms set forth in Section 3.02(b) of the Servicing Agreement.

                        (e)   Credit and Collection Policies. None of the
                              ------------------------------
Underwriting Guidelines, the Charge-Off Policy, the Allowable Delinquency Policy, the Deferment Policy, the Credit and Collection Policies and Procedures or any other of their respective credit or collection policies used by any TFC Party shall be altered or amended in any manner that adversely affects the Insurer unless (so long as no Insurer Default shall have occurred and be continuing) the Insurer shall have previously given its written consent.

                        (f)   Evidence of Loss. Upon request of the Insurer,
                              ----------------
provide the Insurer any evidence reasonably available with respect to circumstances surrounding a Loss under the Policy.



                                  ARTICLE III

                           THE POLICY; REIMBURSEMENT

          Section 3.01. Issuance of the Policy. The Insurer agrees to issue the
                        ----------------------
Policy on the date hereof subject to satisfaction of the conditions precedent set forth below:

                        (a)   Loan Documents. Each Loan Document shall be in
                              --------------
form and substance satisfactory to the Insurer and duly authorized, executed and delivered by each party thereto and each party required to consent thereto.

                        (b)   Opinions of Counsel.
                              -------------------

                              (i)   The Insurer shall have received opinions of
counsel, in form and substance acceptable to the Insurer and its counsel, regarding the corporate existence and authority of each TFC Party and the validity and enforceability of each Loan Document against such parties.

                              (ii)  The Insurer shall have received opinions of
counsel with respect to true-sale and non-consolidation, in form and substance acceptable to the Insurer and its counsel.

                              (iii) The Insurer shall have received such other
opinions of counsel, in form and substance acceptable to the Insurer and its counsel, addressing such other matters as the Insurer may reasonably request.

                        (c)   No Litigation, Etc. No suit, action or other
                              ------------------
proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any Loan Document.

                        (d)   Legality. No statute, rule, regulation or order
                              --------
shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any Loan Document illegal or otherwise prevent the consummation thereof.

                        (e)   No Event of Default. No Event of Default or event
                              -------------------
which with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred.

                        (f)   Additional Items. The Insurer shall have received
                              ----------------
such other documents, instruments, approvals or opinions requested by the Insurer or its counsel as may be reasonably necessary to effect the Transaction, including, but not limited to, evidence satisfactory to the Insurer and its counsel that the conditions precedent, if any, in each Loan Document have been satisfied.

          Section 3.02. Payment of Premium. In consideration of the issuance by
                        ------------------
the Insurer of the Policy, the Insurer shall be entitled to receive the Premium as and when due in accordance with the terms of the Policy, first, pursuant to the WSA, and second, to the extent the amounts in subclause first are not sufficient, but only after all Secured Obligations payable to the Lender have been indefeasibly paid in full. The Premium shall be calculated according to
Article IV, Section A of the Policy for the amount due on or before the Date of Issuance and for the amount due on each Payment Date. All Premium paid hereunder and under the WSA shall be nonrefundable without regard to whether the Insurer makes any payment under the Policy. The Borrower shall make all payments of Premium to be made by it by wire transfer to the following account, or to such other account as Insurer may designate from time to time by written notice to the Borrower:

                        Bank: Bank of America
                        City, State: Dallas, Texas
                        ABA Number: 111000012
                        Account #3750354867
                        Payee: Royal and SunAlliance
                        9300 Arrowpoint Boulevard
                        Charlotte, North Carolina 28273

In the event that any amount of Premium is not paid when due, the amount of such overdue Premium shall bear interest from the date when due to the date of payment in full (after as well as before judgment) at the Late Payment Rate.

          Section 3.03. Reimbursement and Additional Payment Obligations.
                        ------------------------------------------------

                        (a) The Insurer shall be entitled to reimbursement from the Borrower for any payment made by the Insurer under the Policy ("Insured Payments"), which reimbursement shall be due and payable on the date that any amount is to be paid pursuant to a Notice (as defined in the Policy), in an amount equal to the amount to be so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

                        (b) Notwithstanding anything in this Insurance Agreement to the contrary, the Insurer shall be entitled to reimbursement from each TFC Party together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate for payments made under the Policy, arising as a result of (i) any TFC Party's failure to deposit into the Collection Account, the Reserve Account or any Post Office Box any amount required to be so deposited by such party pursuant to the WSA or any other Loan Document, or (ii) TFC's failure to repurchase any Contract required to be repurchased by it or failure to make any other payment required of it pursuant to the WSA or any other Loan Document.

                        (c) The Borrower agrees to pay to the Insurer within 10 days of receipt of an invoice (the "Invoice Due Date") any and all charges, fees, costs and expenses that the Insurer may reasonably pay or incur, including, but not limited to, attorneys' and accountants' fees and expenses, in connection with (i) the enforcement, defense or preservation of any rights in respect of any Loan Document, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any Loan Document, any party to any Loan Document, in its capacity as such a party, or the Transaction, or (ii) any amendment, consent, waiver or other action with respect to, or related to, any Loan Document, whether or not executed or completed; costs and expenses shall include a reasonable allocation of compensation attributable to the time of employees of the Insurer spent in connection with the actions described in clause (i) or clause (ii) above, and the Insurer reserves the right to charge a reasonable fee as a condition to executing any waiver or consent proposed in respect of any Loan Document. The Borrower agrees to pay to the Insurer interest on any and all amounts described in this Section 3.03(c) from the Invoice Due Date until payment thereof in full, at the Late Payment Rate.

                        (d) Following the Policy Expiration Date (as such term is defined in the Policy), the Borrower agrees to reimburse the Insurer for any unreimbursed Insured Payments required to be made pursuant to the Policy.

                        (e) Notwithstanding the foregoing, the Insurer shall not exercise or seek to exercise any rights it may have under this Section 3.03 against the Borrower until all Secured Obligations payable to the Lender have been indefeasibly paid in full.

          Section 3.04. Indemnification; Limitation of Liability.
                        ----------------------------------------

                        (a)   In addition to any and all rights of
indemnification or any other rights of the Insurer pursuant hereto or under law or equity, each TFC Party (other than TFC as to (vi) below) and any successors thereto, respectively (each an "Indemnitor"), agrees to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against any and all claims, Losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever paid by the Insurer (herein collectively referred to as "Liabilities") of any nature arising out of or relating to the transactions contemplated by the Loan Documents by reason of:

                              (i)   the misfeasance or malfeasance of, or
negligence or theft committed by, any director, officer, employee or agent of the respective Indemnitor;

                              (ii)  the violation by the respective Indemnitor
of any federal or state securities, banking or antitrust laws, rules or regulations in connection with the Transaction, or the failure by the respective Indemnitor to obtain any consent of any Person to the Transaction which such Indemnitor is required to obtain;

                              (iii) the violation by the respective Indemnitor
of any federal or state laws, rules or regulations relating to the Transaction or any Contract, including without limitation the maximum amount of interest permitted to be received on account of any loan of money or with respect to any Contract;

                              (iv)  the breach by the respective Indemnitor of
any of its respective obligations under this Insurance Agreement or any other Loan Document;

                              (v)   the breach by the respective Indemnitor of
any of its respective representations or warranties contained in any Loan Document or in any certificate or report furnished or delivered to the Insurer thereunder; and

                              (vi)  any claim, counterclaim, rescission, setoff
or defense (other than a discharge of the Obligor in bankruptcy proceedings) asserted by an Obligor under any Contract.

                        (b) This indemnity provision shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.

                        (c) Any party which proposes to assert the right to be indemnified under this Section 3.04 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against any TFC Party under this Section 3.04, notify such TFC Party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. In case any action, suit or proceeding shall be brought against any indemnified party and it shall notify such TFC Party of the commencement thereof, such TFC Party shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from such TFC Party to such indemnified party of its election so to assume the defense thereof, such TFC Party shall not be liable to such indemnified party for any legal or other expenses other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action the defense of which is assumed by such TFC Party in accordance with the terms of this subsection (c), but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of counsel by such indemnified party has been authorized by such TFC Party. Such TFC Party shall not be liable for any settlement of any action or claim effected without its consent.

                        (d) Notwithstanding the foregoing, the Insurer shall not exercise or seek to exercise any rights it may have under this Section 3.04 against the Borrower until all Secured Obligations payable to the Lender has been indefeasibly paid in full.

          Section 3.05. Subrogation. In addition to any other rights set forth
                        -----------
herein or in any other Loan Document, the Insurer shall be subrogated to the extent of any payment of Losses under the Policy to the rights of the Lender with respect to the Insured and the Contracts; provided, that the Insurer shall not exercise or seek to exercise any such rights until all Secured Obligations payable to the Lender have been indefeasibly paid in full.

          Section 3.06. Payment Procedure. All payments to be made to the
                        -----------------
Insurer under this Insurance Agreement shall be made to the Insurer in lawful currency of the United States of America in immediately available funds at the notice address for the Insurer specified in Section 6.02 hereof on the date when due or as the Insurer shall otherwise direct by written notice to the other parties hereto. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date.

                                  ARTICLE IV

                              FURTHER AGREEMENTS

          Section 4.01.  Effective Date; Term of the Insurance Agreement. This
                         -----------------------------------------------
Insurance Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under the Policy and the Policy shall have been surrendered to the Insurer for cancellation (the "Policy Termination Date") and (b) all amounts payable to the Insurer by any TFC Party or from any other source under the Loan Documents have been paid in full; provided, however, that the provisions of Sections 3.02, 3.03, 3.04 and 4.05 hereof shall survive any termination of this Insurance Agreement.

          Section 4.02.  Further Assurances and Corrective Instruments.
                         ----------------------------------------------

                        (a) So long as no Insurer Default shall have occurred and be continuing, no TFC Party shall grant any waiver of rights under any Loan Document to which any of them is a party without the prior written consent of the Insurer, and any such waiver without the prior written consent of the Insurer shall be null and void and of no force or effect.

                         (b)  To the extent permitted by law, each TFC Party
agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Insurer may reasonably request and as may be required in the Insurer's reasonable judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement.

                         (c)  Each TFC Party shall upon the reasonable notice
and reasonable request of the Insurer (but, so long as no Event of Default occurs and is continuing, not more than once each calendar quarter) permit the Insurer or its authorized agents to (i) discuss the affairs, finances and accounts of such TFC Party with the chief operating officer and the chief financial officer of such TFC Party in each case to the extent related to the Contracts, or the respective duties of the such TFC Party under this Agreement or the other Loan Documents; (ii) with the consent of such party, which consent shall not be unreasonably withheld, to discuss the affairs, finances and accounts of such TFC Party with such party's independent accountants, in each case to the extent related to the Contracts or the duties of such TFC Party under this Insurance Agreement or any other Loan Document, provided that an officer of such party shall have the right to be present during such discussions; and (iii) to inspect the Contract Documents, Collection Records, and other servicing files, accounts, records and computer systems maintained by such TFC Party with respect to the Contracts. Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of such TFC Party. All costs and expenses of the Insurer reasonably incurred in connection with any of the above referenced activities shall be joint and several obligations of the TFC Parties.

          Section 4.03.  Obligations Absolute.
                         --------------------

                         (a)  The obligations of each TFC Party hereunder shall
be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement under all circumstances irrespective of:

                              (i)    any lack of validity or enforceability of,
or any amendment or other modifications of, or waiver with respect to any Loan Document;

                              (ii)   any exchange or release of any other
obligations hereunder;

                              (iii)  the existence of any claim, setoff,
defense, reduction, abatement or other right that any TFC Party may have at any time against the Insurer or any other Person;

                              (iv)   any document presented in connection with
the Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                              (v)    any payment by the Insurer under the Policy
against presentation of a certificate or other document that does not strictly comply with terms of the Policy;

                              (vi)   any breach by any TFC Party of any
representation, warranty or covenant contained in any Loan Document.

                         (b)  Each TFC Party and any and all others who are now
or may become liable for all or part of the obligations of such TFC Party under this Insurance Agreement agree to be bound by this Insurance Agreement and, to the extent permitted by law:

                              (i)    waive and renounce any and all redemption
and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Loan Document or by any extension or renewal thereof;

                              (ii)   waive presentment and demand for payment,
notices of nonpayment and of dishonor, protest of dishonor and notice of protest;

                              (iii)  waive all notices in connection with the
delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Loan Documents;

                              (iv)   waive all rights of abatement, diminution,
postponement or deduction, or any defense other than payment, or any right of setoff or recoupment arising out of any breach under any of the Loan Documents by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to such TFC Party;

                              (v)    agree that its liabilities hereunder shall,
except as otherwise expressly provided in this Section 4.03, be unconditional and without regard to any setoff, counterclaim or the liability of any other Person for the payment hereof;

                              (vi)   agree that any consent, waiver or
forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; and

                              (vii)  consent to any and all extensions of time
that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment.

                         (c)  Nothing herein shall be construed as prohibiting
any TFC Party from pursuing any rights or remedies it may have against the Insurer or any other Person in a separate legal proceeding.

          Section 4.04.  Assignments; Reinsurance; Third-party Rights.
                         ---------------------------------------------

                         (a)  This Insurance Agreement shall be a continuing
obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No TFC Party may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer. Any assignment made in violation of this Insurance Agreement shall be null and void.

                         (b)  The Insurer shall have the right to give
participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Policy upon such terms and conditions as the Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall (i) relieve the Insurer of any of its obligations hereunder or under the Policy or
(ii) restrict the authority of the Insurer to grant any consent or waiver under the Loan Documents.

                         (c)  Except as provided herein with respect to
participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, other than the Insurer against each TFC Party, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns.

          Section 4.05.  Liability of the Insurer. Neither the Insurer nor any
                         ------------------------
of its officers, directors or employees shall be liable or responsible for (a) the use that may be made of the Policy by any TFC Party or for any acts or omissions of any TFC Party in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Insurer in connection with any claim under the Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Insurer shall have actual knowledge thereof prior to taking any action in reliance thereon). In furtherance and not in limitation of the foregoing, the Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.

          Section 4.06.  Non-petition Covenant; Limitation on Payments. Until
                         ---------------------------------------------
the date that is one year and one day following the payment in full of all amounts due in respect of the Covered Advances and other Secured Obligations of the Borrower (subject to the Limit of Liability, as such term is defined in the Policy), none of the parties hereto shall petition or otherwise invoke, or join any other Person in petitioning or invoking, the process of any governmental authority for the purpose of commencing or sustaining a case against the Borrower under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any substantial part of its respective property, or ordering the winding up or liquidation of the affairs of the Borrower. Subject to the Insurer's rights to receive payments provided for pursuant to the priorities set forth in Section 3.03(b) of the WSA, the Insurer shall not exercise or seek to exercise any rights granted to it hereunder against the Borrower until all Secured Obligations under the WSA payable to the Lender have been indefeasibly paid in full, including, but not limited to, payments of premiums, reimbursement of Losses and interest thereon at the Late Payment Rate in accordance with the WSA.

          Section 4.07.  Maintenance of Insurance. TFC shall have in full force
                         ------------------------
and effect on the date hereof a policy or policies of insurance covering crime, fraud, errors and omissions, dishonesty, fidelity and forgery losses in amounts customary for companies in the same industry and business as TFC, but in any event at least equal to $5,000,000, naming the Insurer as an additional insured thereunder. Such insurance coverage shall be maintained by TFC throughout the term of this Insurance Agreement and TFC shall provide annual evidence thereof to Insurer within 30 days of the end of each calendar year.

                                   ARTICLE V

                              DEFAULTS; REMEDIES

          Section 5.01.  Defaults. The occurrence of any of the following events
                         --------
or circumstances shall constitute an Event of Default hereunder:

                         (a)  any representation or warranty made by any TFC
Party hereunder or under any Loan Document, or in any certificate furnished hereunder or under any Loan Document shall prove to be untrue or incomplete in any material respect;

                         (b)  (i) any TFC Party shall fail to pay when due any
amount payable by such TFC Party hereunder or (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction shall find or rule that any Loan Document is not valid and binding on any TFC Party, the Lender, the Successor Servicer, the Backup Servicer or the Collateral Agent;

                         (c)  the occurrence and continuance of any "Event of
Default" as such term is defined in the WSA;

                         (d)  any failure on the part of any TFC Party to
observe or perform in any material respect any other of the covenants or agreements on the part of such TFC Party contained in this Insurance Agreement or in any other Loan Document which continues unremedied for a period of 30 days with respect to this Insurance Agreement, or, with respect to any other Loan Document, beyond any cure period provided for therein, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such TFC Party by the Insurer;

                         (e)  any decree or order of a court or agency or
supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against any TFC Party and such decree or order shall have remained in force undischarged or unstayed for a period of 90 consecutive days;

                         (f)  any TFC Party shall consent to the appointment of
a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such TFC Party or of or relating to all or substantially all of the property of either; or

                         (g)  any TFC Party shall admit in writing its inability
to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

          Section 5.02.  Remedies; No Remedy Exclusive.
                         -----------------------------

                         (a)  Upon the occurrence and during the continuance of
an Event of Default, the Insurer may exercise any of the rights and remedies set forth below:

                              (i)  exercise any rights and remedies under the
Loan Documents in accordance with the terms of the Loan Documents; or

                              (ii) take whatever action at law or in equity as
may appear necessary or desirable in its judgment to collect the amounts then due under the Loan Documents or to enforce performance and observance of any obligation, agreement or covenant of TFC or the Borrower under the Loan Documents.

                         (b)  Unless otherwise expressly provided, no remedy
herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Loan Documents or existing at law or in equity. No delay or omission to exercise any right or power accruing under the Loan Documents upon the happening of any event set forth in
Section 5.01 hereof shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article V it shall not be necessary to give any notice other than such notice as may be required in this
Article V.

                         (c)  Notwithstanding anything herein to the contrary,
an Event of Default will not in any way modify or terminate the Policy, which is unconditional, or constitute or be asserted as a defense, counterclaim or set-off with respect to, or otherwise as a basis for, withholding, impairing, limiting or delaying the payment of any Claim made under the Policy.

                                  ARTICLE VI

                                 MISCELLANEOUS

          Section 6.01.  Amendments, Waiver, Etc. This Insurance Agreement may
                         -----------------------
be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto and consented to in writing by the Lender. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof. No failure by the Insurer to exercise, and no delay by the Insurer in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

          Section 6.02.  Notices. All demands, notices and other communications
                         -------
to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

                         (a)  To the Insurer:

                         Royal Indemnity Company
                         11111 Carmel Commons Boulevard
                         Charlotte, North Carolina 28226
                         Attn: David Schneider
                         Telecopy No.: (704) 543-3566
                         Confirmation: (704) 543-3349

(in each case in which notice or other communication to the Insurer refers to an Event of Default, a claim on the Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should be marked to indicate "URGENT MATERIAL ENCLOSED.")

                         (b)  To TFC:

                         The Finance Company
                         5425 Robin Hood Road
                         Suite 101-B
                         Norfolk, VA 23513
                         Attention: Ronald G. Tray
                         Facsimile No.: (757) 858-4093
                         Confirmation: (757) 858-1400 ext. 354

                         (c)  To the Borrower:

                         TFC Warehouse Corporation I
                         c/o The Finance Company
                         5425 Robin Hood Road
                         Suite 101-B
                         Norfolk, VA 23513
                         Attention: Ronald G. Tray
                         Facsimile No.: (757) 858-4093
                         Confirmation: (757) 858-1400 ext. 354

          A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

          Section 6.03.  Severability. In the event that any provision of this
                         ------------
Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

          Section 6.04.  Governing Law. THIS INSURANCE AGREEMENT SHALL BE
                         -------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CHOICE OF LAW PROVISIONS.

          Section 6.05.  Consent of the Insurer. In the event that the consent
                         ----------------------
of the Insurer is required under any of the Loan Documents, the determination whether to grant or withhold such consent shall be made by the Insurer in its sole discretion without any implied duty towards any other Person.

          Section 6.06.  Counterparts. This Insurance Agreement may be executed
                         ------------
in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

          Section 6.07.  Headings. The headings of Articles and Sections and the
                         --------
Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation. Unless otherwise indicated, all references to Articles and Sections in this Insurance Agreement refer to the corresponding Articles and Sections of this Insurance Agreement.

          Section 6.08.  Trial by Jury Waived. Each party hereto hereby waives,
                         --------------------
to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with this Insurance Agreement, the Policy, the WSA or any of the Loan Documents or any of the transactions contemplated thereunder. Each party hereto (a) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into the Loan Documents to which it is a party by, among other things, this waiver.

          Section 6.09.  Entire Agreement. This Insurance Agreement, the WSA,
                         ----------------
the Loan Documents and the Policy set forth the entire agreement between the parties with respect to the subject matter thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

          Section 6.10   Execution and Consent to Jurisdiction and Venue.
                         -----------------------------------------------
This Insurance Agreement shall be deemed to be executed and delivered in the State of Delaware and all parties hereto acknowledge and agree that it is so executed and delivered. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Insurance Agreement, the parties hereto agree that the United States District Court for the District of Delaware shall have the sole and exclusive jurisdiction over any such proceeding. If such court lacks federal subject matter jurisdiction, the parties agree that the appropriate court in the State of Delaware shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

        [Remainder of page intentionally blank; signature page follows]

          IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above mentioned.


                       ROYAL INDEMNITY COMPANY


                       --------------------------------
                       By:     William J. Hibberd
                       Title:  Vice President


                       THE FINANCE COMPANY


                       --------------------------------
                       By:     Ronald G. Tray
                       Title:  President


                       TFC WAREHOUSE CORPORATION I


                       --------------------------------
                       By:     Ronald G. Tray
                       Title:  President